Exhibit 3.1
AMENDED AND RESTATED
BYLAWS OF
ASTEC INDUSTRIES, INC.
(A Tennessee Corporation)
Adopted: December 21, 2022
ARTICLE 1
SHAREHOLDER MEETINGS
1.1    Annual Meetings. An Annual Meeting of the Shareholders shall be held annually on the date and at the time to be determined by the Chair of the Board of Directors, the President, the Secretary, or the Board of Directors. The business to be transacted at such meeting shall be the election of Directors and such other business as shall be properly brought before the meeting in accordance with these bylaws. The Board of Directors may postpone, reschedule or cancel any previously scheduled Annual Meeting of the Shareholders.
1.2    Special Meetings.
(a)    Special meetings of the shareholders may be called by the Chair of the Board, the President, or the Secretary, or by the Board of Directors. Shareholders’ ability to cause a special meeting to be held is described in Section 1.2(b) below. Any special meeting of the shareholders will be held on the date, and at the time, and for the purpose(s) stated in the corporation’s notice of the meeting.
(b)    Subject to the provisions of this Section 1.2(b) and all other applicable sections of these bylaws, a special meeting of the shareholders shall be held upon written request (a “Special Meeting Request”) of one or more persons who or which Net Long Beneficially Own(s) not less than ten percent (10%) of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting (the “Requisite Percentage”) as of the time of such request and continues to Net Long Beneficially Own at least the number of shares of common stock set forth in the Special Meeting Request with respect to each such shareholder through the date of the special meeting.
(i)    A Special Meeting Request must be delivered by hand or by registered U.S. mail, postage prepaid, return receipt requested, or courier service, postage prepaid, to the attention of the Secretary at the principal executive offices of the corporation. A Special Meeting Request shall be valid only if it is signed and dated by each shareholder of record submitting the Special Meeting Request and each beneficial owner, if any, on whose behalf the Special Meeting Request is being made, or such shareholder’s or beneficial owner’s duly authorized agent (each, a “Requesting Shareholder”), and includes (A) a statement of the specific purpose(s) of the special meeting and the reasons for conducting such business at the special meeting; (B) in the case of any Director nominations proposed to be presented at the special meeting, the information required by Section 1.12(b); (C) in the case of any matter other than a Director nomination proposed to be conducted at the special meeting, the information required by Section 1.12(a); (D) a representation that each Requesting Shareholder, or one or more representatives of each such shareholder, intends to appear in person or by proxy at the special meeting to present the proposal(s) or business to be brought before the special meeting;

(E) an agreement by the Requesting Shareholders to notify the corporation promptly in the event of (1) any disposition prior to the time of the special meeting of any shares included within any Requesting Shareholder’s Net Long Beneficial Ownership as of the date on which the Special Meeting Request was delivered to the Secretary and (2) any material change prior to the time of the special meeting in any Requesting Shareholder’s Net Long Beneficial Ownership; (F) an acknowledgement that prior to the special meeting any disposition of shares of the corporation’s common stock included within any Requesting Shareholder’s Net Long Beneficial Ownership as of the date on which the Special Meeting Request was delivered to the Secretary shall be deemed to be a revocation of such Special Meeting Request with respect to such disposed shares and that any decrease in the Requesting Shareholders’ aggregate Net Long Beneficial Ownership to less than the Requisite Percentage shall be deemed to be an absolute revocation of such Special Meeting Request; and (G) documentary evidence that the Requesting Shareholders had Net Long Beneficial Ownership of the Requisite Percentage as of the date of delivery of the Special Meeting Request to the Secretary; provided, however, that if any of the Requesting Shareholders are not the beneficial owners of the shares representing the Requisite Percentage, then to be valid, the Special Meeting Request must also include documentary evidence (or, if not simultaneously provided with the Special Meeting Request, such documentary evidence must be delivered to the Secretary within ten (10) days after the date of delivery of the Special Meeting Request to the Secretary) that the beneficial owners on whose behalf the Special Meeting Request is made had, together with any Requesting Shareholders who are beneficial owners, Net Long Beneficial Ownership of the Requisite Percentage as of the date of delivery of such Special Meeting Request to the Secretary. In addition, the Requesting Shareholders on whose behalf the Special Meeting Request is being made shall (x) further update and supplement the information provided in the Special Meeting Request, if necessary, so that the information provided or required to be provided therein shall be true and correct as of the record date for the special meeting and as of the date that is ten business days prior to the date of the special meeting or any adjournment or postponement thereof, or, if there are fewer than ten business days between the date of the special meeting and such adjourned or postponed meeting, then as of the date of the special meeting so adjourned or postponed, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the corporation not later than five business days after the record date for notice of and voting at the special meeting (in the case of an update and supplement required to be made as of such record date), and not later than eight business days prior to the date of the special meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the special meeting has been adjourned or postponed) (in the case of an update and supplement required to be made as of ten business days prior to the meeting or any adjournment or postponement thereof) and (y) promptly provide any other information reasonably requested by the corporation.
(ii)    A Special Meeting Request shall not be valid, and a special meeting requested by shareholders shall not be held, if (A) the Special Meeting Request does not comply with this Section 1.2(b); (B) the Special Meeting Request relates to an item of business that is not a proper subject for shareholder action under applicable law; (C) the Special Meeting Request is delivered during the period commencing one hundred and twenty (120) days prior to the first anniversary of the date of the immediately preceding Annual Meeting of the Shareholders and ending on the earlier of (x) the date of the next Annual Meeting of the Shareholders or (y) thirty (30) days after the first anniversary of the date of the previous Annual

Meeting of the Shareholders; (D) an identical or substantially similar item (as determined in good faith by the Board of Directors), other than the election of Directors, (1) was presented at an annual or special meeting of shareholders held not more than twelve (12) months before delivery of the Special Meeting Request or (2) is included in the corporation’s notice of meeting as an item of business to be brought before an annual or special meeting of shareholders that has been called but not yet held or that is called for a date within one hundred and twenty (120) days of the receipt by the corporation of a Special Meeting Request; (E) a proposed item of business involves the election or removal of Directors, changing the size of the Board of Directors, the filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of Directors or any similar matter (as determined in good faith by the Board of Directors, an “Election Item”) and any Election Item (1) was presented at an annual or special meeting of shareholders held not more than one hundred and twenty (120) days before delivery of the Special Meeting Request or (2) is included in the corporation’s notice of meeting as an item of business to be brought before an annual or special meeting of shareholders that has been called but not yet held or that is called for a date within one hundred and twenty (120) days of the receipt by the corporation of a Special Meeting Request; or (F) the Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other applicable law.
(iii)    The Requesting Shareholders may revoke a Special Meeting Request by written revocation delivered to the Secretary at the principal executive offices of the corporation at any time prior to the special meeting. If, following such revocation (or any deemed revocation pursuant to clause (F) of Section 1.2(b)(i)), there are unrevoked requests from Requesting Shareholders holding in the aggregate less than the Requisite Percentage (or there are no unrevoked requests at all), the Board of Directors, in its discretion, may cancel the special meeting.
(iv)    If none of the Requesting Shareholders appears or sends a Qualified Representative to present the business specified in the Special Meeting Request to be presented for consideration, the corporation need not present such business for a vote at the special meeting, notwithstanding that proxies in respect of such business may have been received by the corporation.
(v)    Business transacted at any special meeting called pursuant to this Section 1.2(b) shall be limited to (A) the purpose(s) stated in a valid Special Meeting Request received from the Requesting Shareholders holding in the aggregate the Requisite Percentage and (B) any additional matters that the Board of Directors determines in its sole discretion to include in the corporation’s notice of the special meeting.
(vi)    For the purposes of this Article 1, the following definitions shall apply:
An “Affiliate” of a person shall mean another person that, directly or indirectly through one of more intermediaries, controls, is controlled by or is under common control with such person.

An “Associate” of a person shall mean (i) any corporation or organization (other than a majority-owned subsidiary of such person) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of ten percent or more of any class of equity securities; (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of the corporation or any of its parents or subsidiaries.
“Net Long Beneficial Ownership” (and its correlative terms), when used to describe the nature of a person’s ownership of common stock of the corporation, shall mean the shares of stock of the corporation that such person or, if such person is a nominee, custodian or other agent that is holding the shares on behalf of another person (the “beneficial owner”), that such beneficial owner would then be deemed to own pursuant to Rule 200(b) under the Exchange Act (as such Rule is in effect on the date on which the bylaws are first amended to include this Section 1.2(b)), excluding, at any time, any shares as to which such shareholder or beneficial owner, as the case may be, does not then have the right to vote or direct the vote and excluding, at any time, any shares as to which such person or beneficial owner (or any Affiliate or Associate of such person or beneficial owner), as the case may be, had directly or indirectly entered into (or caused to be entered into) and not yet terminated a derivative or other agreement, arrangement or understanding that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares, and further subtracting from any person’s ownership of shares at any time such person’s (and such person’s Affiliates’ and Associates’) “short position” (as defined pursuant to Rule 14e-4(a) under the Exchange Act) (as such Rule is in effect on the date on which the bylaws are first amended to include this 1.2(b)), all as the Board of Directors shall determine in good faith. The Board of Directors shall determine in good faith whether all requirements set forth in this Section 1.2(b) have been satisfied and such determination shall be binding on the corporation and its shareholders.
“Qualified Representative” of a Requesting Shareholder or Noticing Party means (i) a duly authorized officer, manager or partner of a Requesting Shareholder or Noticing Party or (ii) a person authorized by a writing executed by a Requesting Shareholder or Noticing Party (or a reliable reproduction or electronic transmission of the writing) delivered by such Requesting Shareholder or Noticing Party to the corporation prior to the making of any nomination or proposal at a meeting of the shareholders stating that such person is authorized to act for such Requesting Shareholder or Noticing Party as proxy at the meeting of shareholders.
(c)    If the Board of Directors has determined that Directors are to be elected at a special meeting of the shareholders, and one or more Director elections are included in the corporation’s notice of meeting, in order to be timely, any shareholder’s notice of nomination submitted for such special meeting of the shareholders must be delivered to, or mailed and received by, the Secretary at the principal executive office of the corporation not more than one hundred and twenty (120) days prior to the date of the meeting and not later than the close of business on the later of the ninetieth (90th) day prior to the meeting or the tenth (10th) day following the last to occur of (x) the day on which public disclosure of the date of such special meeting was first made by the corporation and (y) the day on which public disclosure of the nominees proposed by the Board of Directors to be elected at such meeting was first made by the corporation. A shareholder seeking to nominate a person to serve as a Director must also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.2.
1.3    Place of Meetings. Unless the Board of Directors decides to hold a shareholder meeting by telephone, video conference, or similar means of remote communication permitted under law, all shareholder meetings shall be held at the principal office of the corporation or at any other place, within or without the State of Tennessee, as indicated in the notice of the meeting, or in the event of a meeting held pursuant to a waiver of notice, as set forth in the waiver.
1.4    Notice Requirements. Written or printed notice stating the date, time and place of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called and the person or persons calling the meeting, shall be delivered either personally or by mail by or at the direction of the President, the Secretary or the person or persons calling the meeting, to each shareholder entitled to vote at the meeting and to any other shareholder who will be entitled to dissent from an action on which shareholders are to vote at the meeting. Such notice shall be given not less than ten (10) days nor more than two (2) months before the date of the meeting and, if mailed, shall be deemed to be given when deposited in the United States mail addressed to the shareholder at his address shown in the corporation’s current record of shareholders, with first-class postage thereon prepaid and, if delivered personally, shall be deemed given when actually received by the shareholder.
1.5    Waiver of Notice. A shareholder may waive any notice required by the Tennessee Business Corporation Act, the charter or these bylaws before or after the date and time stated in such notice. The waiver must be in writing, signed by the shareholder entitled to notice and delivered to the corporation for inclusion in the minutes or filing with the corporate records. A shareholder’s attendance at a meeting shall (i) waive objection to lack of notice or defective notice of the meeting, except where a shareholder at the beginning of the meeting (or promptly upon his arrival) objects to holding the meeting or transacting business at the meeting; and (ii) waive objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.
1.6    Voting Groups; Quorum. All shares entitled to vote and be counted together collectively on a matter at a meeting of shareholders shall be a “voting group”. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Except as otherwise required by the Tennessee Business Corporation Act or provided in the charter, a majority of the votes entitled to be cast on a matter by a voting group constitutes a quorum of the voting group for action on that matter. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.
1.7    Voting. Unless otherwise provided by the Tennessee Business Corporation Act or the charter, every outstanding share shall be entitled to one vote on each matter voted on at a shareholders’ meeting. Whenever any corporate action, other than the election of Directors and except as otherwise provided by the charter, is to be taken by vote of the shareholders, it shall be taken if a quorum is present and if the votes cast within the voting group in favor of the action exceed the votes cast opposing the action. Directors shall be elected by the affirmative vote of the holders of a majority of the total issued and outstanding shares of the corporation’s stock represented at a meeting of the shareholders and entitled to vote in the election of Directors at which a quorum is present.
1.8    Proxies. A shareholder may vote his shares in person or by proxy. A shareholder may appoint a proxy to vote or otherwise act for him by signing an appointment either personally or by his attorney-in-fact. An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes. An appointment is valid for eleven (11) months unless another period is expressly provided in the appointment form. An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest. If the validity of any appointment of proxy is questioned, it must be submitted to the presiding officer of the meeting of shareholders for examination or to a proxy officer or committee appointed by the person presiding officer of the meeting. The presiding officer of the meeting or, if appointed, the proxy officer or committee, may determine the validity or invalidity of any appointment of proxy submitted. Any shareholder directly or indirectly soliciting proxies from other shareholders must use a proxy card color other than white, which shall be reserved for the exclusive use of the Board of Directors.
1.9    Action Without Meeting. Action required or permitted by the Tennessee Business Corporation Act to be taken at a shareholders’ meeting may only be taken without a meeting if all shareholders entitled to vote on the action consent to taking such action without a meeting. If the required consent is obtained, the affirmative vote of the number of shares that would be necessary to authorize or take such action at a meeting is the act of the shareholders.
The action must be evidenced by one or more written consents describing the action taken, signed by each shareholder entitled to vote on the action, indicating such signing shareholder’s vote or abstention on the action and delivered to the corporation for inclusion in the minutes or for filing with the corporate records.
If the Tennessee Business Corporation Act or the charter requires that notice of a proposed action be given to nonvoting shareholders and the action is to be taken by consent of the voting shareholders, then the corporation will give such nonvoting shareholders written notice of the proposed action at least ten (10) days before such action is taken. Such notice will contain or be accompanied by the same material that would have been required to be sent to nonvoting shareholders in a notice of a meeting at which the proposed action would have been submitted to the shareholders for action.
1.10    Presiding Officer and Secretary of Shareholder Meetings. Meetings of the shareholders shall be presided over by the Chair of the Board of Directors, or if he is not present, by the President, or another Director or Officer as designated by the Board of Directors (the “presiding officer of the meeting”). The Secretary or such other Director or Officer as designated by the Secretary or the Board shall act as secretary of every meeting. The Board of Directors may adopt rules and procedures for the conduct of meetings of the shareholders as it shall deem appropriate, which will be binding on the shareholders and proxyholders not physically present at a meeting. Except to the extent inconsistent with such rules and procedures as adopted by the Board of Directors, the presiding officer of any meeting of the shareholders shall have the right and authority to prescribe such rules and procedures and to do all such acts as, in the judgment of such presiding officer, are appropriate for the proper conduct of the meeting. Such rules and procedures, whether adopted by the Board of Directors or prescribed by the presiding officer of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (c) rules and procedures for maintaining order at the meeting and the safety of those present; (d) limitations on the time allotted to questions or comments by participants; (e) removal of any shareholder or any other individual who refuses to comply with meeting rules, regulations or procedures; (f) restrictions on the use of audio and video recording devices, cell phones and other electronic devices; and (g) rules or procedures as the presiding officer may deem appropriate regarding the participation by means of remote communication of shareholders and proxyholders not physically present at a meeting, whether such meeting is to be held at a designated place or solely by means of remote communication. Unless and to the extent determined by the Board of Directors or the presiding officer of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.
1.11    Adjournments. Whether or not a quorum is present to organize a meeting, any meeting of the shareholders (including an adjourned meeting) may be adjourned by the holders of a majority of the voting shares present in person or represented by proxy, voting together as a single class, or by the presiding officer of the meeting. At any reconvened meeting, any business may be transacted that could have been transacted at the meeting that was adjourned. If notice of the adjourned meeting was properly given, it shall not be necessary to give any notice of the reconvened meeting or of the business to be transacted if the date, time and place of the reconvened meeting are announced at the meeting that was adjourned and before adjournment; provided, however, that if a new record date is or must be fixed, notice of the reconvened meeting must be given to persons who are shareholders as of the new record date.
1.12    Shareholder Business Proposals and Nominations at Annual Meetings.
(a)    No proposal for a shareholder vote on any matter of business (excluding a shareholder nomination for the election of a Director or a shareholder proposal submitted pursuant to Rule 14a-8 under the Exchange Act or any successor provision) at any Annual Meeting of the Shareholders shall be submitted to the corporation’s shareholders unless a shareholder of record submitting such proposal (the “Proponent”) shall have delivered a written notice to the Secretary setting forth:
(i)    a reasonably brief description of the business desired to be brought before the meeting; the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these bylaws, the language of the proposed amendment); and the reasons for conducting such business at the meeting;

(ii)    the information about the Proponent required under Section 1.12(b)(i) (provided that all references to the “Noticing Party” in such section shall be deemed references to the Proponent for purposes of this Section 1.12(a)(ii)); and
(iii)    all other information relating to such business that would be required to be disclosed in a proxy statement or other filing required to be made by the Proponent in connection with the solicitation of proxies in support of such proposed business by such Proponent pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (collectively, the “Proxy Rules”).
(b)    In addition to any other applicable requirements, only persons who are selected and recommended by the Board of Directors or the committee of the Board of Directors designated to make nominations, or who are nominated by shareholders in accordance with the procedures set forth in this Section 1.12, shall be eligible for election, or qualified to serve, as Directors. Nominations of individuals for election to the Board of Directors at any Annual Meeting of the Shareholders at which Directors are to be elected may be made only by a shareholder of record of the corporation entitled to vote for the election of Directors at that meeting and who complies with the procedures set forth in this Section 1.12. Nominations by any such shareholders shall be made by written notice (a “Nomination Notice”), which shall set forth:
(i)    As to the shareholder providing such notice (the “Noticing Party”) and any Shareholder Associated Persons, if any, on whose behalf a nomination is made: (A) the name and address of such Noticing Party or Shareholder Associated Person, as they appear on the corporation’s books; (B) the class or series and number of shares of capital stock of the corporation which are, directly or indirectly, owned beneficially or of record by such Noticing Party and Shareholder Associated Person, if any (including any right to acquire beneficial ownership at any time in the future); (C) the name of each nominee holder for, and number of, any securities of the corporation owned beneficially but not of record by such Noticing Party or any Shareholder Associated Person and any pledge by such Noticing Party or any Shareholder Associated Person with respect to any of such securities; (D) whether and the extent to which any hedging or other transaction has been entered into by or on behalf of such person with respect to the stock of the corporation and a complete and accurate description of all transactions, agreements, arrangements or understandings (including any derivative or short positions, profit interests, hedging transactions, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, repurchase agreements, or borrowing or lending shares of stock) that have been entered into by or on behalf of the Noticing Party or any Shareholder Associated Person, the effect or intent of any of the foregoing being to manage the risk or benefit of share price changes in the price of any securities of the corporation for such person or to maintain, increase or decrease the voting power or pecuniary or economic interest of such person with respect to stock of the corporation, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the corporation and without regard to whether such agreement, arrangement or understanding is required to be reported on a Schedule 13D, 13F or 13G in accordance with the Exchange Act (any of the foregoing, a “Derivative Instrument”); (E) any substantial interest, direct or indirect (including any existing or prospective commercial, business or contractual relationship with the corporation), by security holdings or otherwise, of such Noticing Party or any Shareholder Associated Person in the corporation or any

Affiliate thereof, other than an interest arising from the ownership of the corporation’s securities where such Noticing Party or such Shareholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series; (F) a description of all agreements, arrangements or understandings (whether written or oral), between or among such Noticing Party and any Shareholder Associated Persons or between or among such Noticing Party or any Shareholder Associated Person and any other person or entity (naming each such person or entity), in each case, relating to the corporation or its securities or the voting thereof, including (x) any proxy, contract, arrangement, understanding or relationship pursuant to which such Noticing Party or any Shareholder Associated Person, directly or indirectly, has a right to vote any security of the corporation (other than any revocable proxy given in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A) and (y) any understanding, written or oral, that such Noticing Party or any Shareholder Associated Person may have reached with any shareholder of the corporation (including the name of such shareholder) with respect to how such shareholder will vote such shareholder’s shares of the corporation at any meeting of the shareholders or take other action in support of any proposed nominee or other business, or other action to be taken, by such Noticing Party or any Shareholder Associated Person; (G) any rights to dividends on the shares of the corporation owned beneficially by such Noticing Party or any Shareholder Associated Person that are separated or separable from the underlying shares of the corporation; (H) any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership, limited liability company or similar entity in which such Noticing Party or any Shareholder Associated Person (1) is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership or (2) is the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of such limited liability company or similar entity; (I) any significant equity interests or any Derivative Instruments in any principal competitor of the corporation held by such Noticing Party or any Shareholder Associated Person; (J) any direct or indirect interest of such Noticing Party or any Shareholder Associated Person in any contract or arrangement with the corporation, any Affiliate of the corporation or any principal competitor of the corporation (including any employment agreement, collective bargaining agreement or consulting agreement); (K) a description of any material interest of such Noticing Party or any Shareholder Associated Person in the business proposed by such Noticing Party, if any, or the election of any proposed nominee; (L) a representation that (1) neither such Noticing Party nor any Shareholder Associated Person has breached any contract or other agreement, arrangement or understanding with the corporation except as disclosed to the corporation pursuant hereto and (2) such Noticing Party and each Shareholder Associated Person has complied, and will comply, with all applicable requirements of state law and the Exchange Act with respect to the matters set forth in this Section 1.12; (M) a description of any performance-related fees (other than asset-based fees) to which such Noticing Party or any Shareholder Associated Person may be entitled as a result of any increase or decrease in the value of the corporation’s securities or any Derivative Instruments, including any such fees to which members of any Shareholder Associated Person’s immediate family sharing the same household may be entitled; (N) all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) under the Exchange Act or an amendment pursuant to Rule 13d-2(a) under the Exchange Act if such a statement were required to be filed under the Exchange Act by such Noticing Party or any Shareholder Associated Person, or such Noticing Party’s or any Shareholder Associated Person’s Associates,

with respect to the corporation (regardless of whether such person or entity is actually required to file a Schedule 13D), including a description of any agreement that would be required to be disclosed by such Noticing Party, any Shareholder Associated Person or any of their respective Associates pursuant to Item 5 or Item 6 of Schedule 13D; (O) (1) if the Noticing Party (or the beneficial owner(s) on whose behalf such Noticing Party is submitting a notice to the corporation) is not a natural person, the identity of each natural person associated with such Noticing Party (or beneficial owner(s)) responsible for the formulation of and decision to propose the business or nomination to be brought before the meeting (such person or persons, the “Responsible Person”), the manner in which such Responsible Person was selected, any fiduciary duties owed by such Responsible Person to the equity holders or other beneficiaries of such Noticing Party (or beneficial owner(s)), the qualifications and background of such Responsible Person and any material interests or relationships of such Responsible Person that are not shared generally by any other record or beneficial holder of the shares of any class or series of the capital stock of the corporation and that reasonably could have influenced the decision of such Noticing Party (or beneficial owner(s)) to propose such business or nomination to be brought before the meeting and (2) if the Noticing Party (or the beneficial owner(s) on whose behalf such Noticing Party is submitting a notice to the corporation) is a natural person, the qualifications and background of such natural person and any material interests or relationships of such natural person that are not shared generally by any other record or beneficial holder of the shares of any class or series of the capital stock of the corporation and that reasonably could have influenced the decision of such Noticing Party (or beneficial owner(s)) to propose such business or nomination to be brought before the meeting; (P) all other information relating to such Noticing Party or any Shareholder Associated Person that would be required to be disclosed, whether in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors or in support of other proposed business, in a contested election or otherwise pursuant to the Proxy Rules; provided, however, that the disclosures described in the foregoing subclauses (A)–(P) shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Noticing Party solely as a result of being the shareholder directed to prepare and submit the notice required by these bylaws on behalf of a beneficial owner; (Q) a description of any pending or, to such Noticing Party’s knowledge, threatened legal proceeding in which such Noticing Party or any Shareholder Associated Person is a party or participant involving the corporation or, to such Noticing Party’s knowledge, any current or former officer, director, Affiliate or Associate of the corporation; and (R) a representation from such Noticing Party as to whether such Noticing Party or any Shareholder Associated Person intends or is part of a group that intends to (1) solicit proxies in support of the election of any proposed nominee in accordance with Rule 14a-19 under the Exchange Act or (2) engage in a solicitation (within the meaning of Exchange Act Rule 14a-1(l)) with respect to the nomination or other business, as applicable, and if so, the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act) in such solicitation.
(ii)    As to each person whom the shareholder proposes to nominate for election or reelection as a Director at such meeting: (A) all information relating to such person that would be required to be disclosed, whether in a proxy statement, other filings required to be made in connection with solicitations of proxies for election of directors in a contested election, or otherwise, in each case pursuant to the Proxy Rules; (B) such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected and a statement whether such person, if elected, intends to tender, promptly following such person’s election or reelection, an irrevocable resignation effective upon such person’s failure to receive the required vote for reelection at the next meeting at which such person would face reelection and upon acceptance of such resignation by the Board of Directors; (C) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among such shareholder and beneficial owner, if any, and their respective Affiliates and Associates, or any other person or persons (including their names) acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective Affiliates and Associates, or any other person or persons (including their names) acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any Affiliate or Associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; (D) any information that such person would be required to disclose pursuant to clause (i) of this sentence if such person were a shareholder making a nomination; (E) a written questionnaire with respect to the background and qualifications of such proposed nominee, completed by such proposed nominee in the form required by the corporation (which form such Noticing Party shall request in writing from the Secretary prior to submitting notice and which the Secretary shall provide to such Noticing Party within ten (10) days after receiving such request); and (F) a written representation and agreement completed by such proposed nominee in the form required by the corporation (which form such Noticing Party shall request in writing from the Secretary prior to submitting notice and which the Secretary shall provide to such Noticing Party within ten (10) days after receiving such request) providing that such proposed nominee (1) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a Director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation or any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a Director of the corporation, with such proposed nominee’s fiduciary duties under applicable law; (2) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director or nominee that has not been disclosed to the corporation; (3) consents to being named as a nominee in the corporation’s proxy statement and form of proxy for the meeting; (4) intends to serve a full term as a Director of the corporation, if elected; and (5) will provide facts, statements and other information in all communications with the corporation and its shareholders that are or will be true and correct and that do not and will not omit to state any fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading.
(iii)    “Shareholder Associated Person” shall mean, with respect to a Noticing Party or Proponent, and if different from such Noticing Party or Proponent, any beneficial owner of shares of stock of the corporation on whose behalf such Noticing Party or Proponent is providing notice of any nomination or other business proposed, (A) any person directly or indirectly controlling, controlled by or under common control with such Noticing

Party, Proponent or beneficial owner(s), (B) any member of the immediate family of such Noticing Party, Proponent or beneficial owner(s) sharing the same household, (C) any person or entity who is a member of a “group” (as such term is used in Rule 13d-5 under the Exchange Act (or any successor provision at law)) with, or is otherwise known by such Noticing Party, Proponent or other Shareholder Associated Person to be acting in concert with, such Noticing Party, such Proponent, or such beneficial owner(s) or any other Shareholder Associated Person with respect to the stock of the corporation, (D) any Affiliate or Associate of such Noticing Party, such Proponent, or such beneficial owner(s) or any other Shareholder Associated Person, (E) if such Noticing Party, such Proponent, or any such beneficial owner is not a natural person, any Responsible Person, (F) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such Noticing Party, such Proponent, such beneficial owner(s) or any other Shareholder Associated Person with respect to any proposed business or nominations, as applicable, (G) any beneficial owner of shares of stock of the corporation owned of record by such Noticing Party, or any other Shareholder Associated Person (other than a shareholder that is a depositary) and (H) any proposed nominee.
(c)    General.
(i)    If a shareholder proposal or nomination is to be submitted at an Annual Meeting of the Shareholders pursuant to Sections 1.12(a) or 1.12(b), notice thereof to the Secretary must be timely. To be timely, such notice shall be delivered to, or mailed and received by, the Secretary at the principal executive office of the corporation no later than the close of business on the ninetieth (90th) day nor earlier than the one hundred twentieth (120th) day prior to the anniversary of the date of the immediately preceding Annual Meeting of the Shareholders; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed (other than as a result of adjournment) by more than sixty (60) days from the anniversary date of the immediately preceding Annual Meeting of the Shareholders, such notice must be so received no later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made.
(ii)    The number of nominees any Noticing Party may nominate for election at a meeting may not exceed the number of Directors to be elected at such meeting, and for the avoidance of doubt, subject to applicable law, no shareholder shall be entitled to make additional or substitute nominations following the expiration of the time periods set forth in Section 1.12(c)(i), as applicable. Except as otherwise provided by law, the presiding officer of a meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in these bylaws, and, if the presiding officer of the meeting determines that any proposed nomination or business was not properly brought before the meeting, the presiding officer shall declare to the meeting that such nomination shall be disregarded or such business shall not be transacted, and no vote shall be taken with respect to such nomination or proposed business, in each case, notwithstanding that proxies with respect to such vote may have been received by the corporation.
(iii)    In addition to the information required pursuant to the foregoing provisions of this Section 1.12, the corporation may require any Noticing Party to furnish such other information as the corporation may reasonably require to determine the eligibility or suitability of a proposed nominee to serve as a Director of the corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such proposed nominee, under the listing standards of each securities exchange upon which the corporation’s securities are listed, any applicable rules of the Securities and Exchange Commission, any publicly disclosed standards used by the Board of Directors in selecting nominees for election as a Director and for determining and disclosing the independence of the corporation’s Directors, including those applicable to a Director’s service on any of the committees of the Board of Directors, or the requirements of any other laws or regulations applicable to the corporation. If requested by the corporation, any supplemental information required under this Section 1.12 shall be provided by a Noticing Party within ten (10) days after it has been requested by the corporation.
(iv)    If the Noticing Party or Proponent does not appear or send a Qualified Representative to present the nomination proposal or other business at the relevant meeting, the corporation need not present such proposal for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the corporation.
(v)    The Board of Directors may require any proposed nominee to submit to interviews with the Board of Directors or any committee thereof, and such proposed nominee shall make himself or herself available for any such interviews within ten (10) days following any reasonable request therefor from the Board of Directors or any committee thereof.
(vi)    A Noticing Party or Proponent shall update such Noticing Party’s or Proponent’s notice of nomination, in writing, provided under the provisions of this Section 1.12, if necessary, such that the information provided or required to be provided in such notice shall be true and correct as of (A) the record date for determining the shareholders entitled to receive notice of the meeting and (B) the date that is ten (10) business days prior to the meeting (or any postponement, rescheduling or adjournment thereof), and such update shall (1) be received by the Secretary at the principal executive offices of the corporation (x) not later than the close of business five (5) business days after the record date for determining the shareholders entitled to receive notice of such meeting (in the case of an update required to be made under clause (A)) and (y) not later than the close of business seven (7) business days prior to the date for the meeting or, if practicable, any postponement, rescheduling or adjournment thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been postponed, rescheduled or adjourned) (in the case of an update required to be made pursuant to clause (B)), (2) be made only to the extent that information has changed since such Noticing Party’s or Proponent’s prior submission and (3) clearly identify the information that has changed since such Noticing Party’s or Proponent’s prior submission. For the avoidance of doubt, any information provided pursuant to this Section 1.12(c)(vi) shall not be deemed to cure any deficiencies or inaccuracies in a notice previously delivered pursuant to this Section 1.12 and shall not extend the time period for the delivery of notice pursuant to this Section 1.12. If a Noticing Party or Proponent fails to provide such written update within such period, the information as to which such written update relates may be deemed not to have been provided in accordance with this Section 1.12.

(vii)    If any information submitted pursuant to this Section 1.12 by any Noticing Party nominating individuals for election or reelection as a Director or Proponent proposing other business for consideration at a meeting of the shareholders shall be inaccurate in any material respect (as determined by the Board of Directors or a committee thereof), such information shall be deemed not to have been provided in accordance with this Section 1.12. Any such Noticing Party or Proponent shall notify the Secretary in writing at the principal executive offices of the corporation of any inaccuracy or change in any information submitted pursuant to this Section 1.12 (including if any Noticing Party or any Shareholder Associated Person no longer intends to solicit proxies in accordance with the representation made pursuant to Section 1.12(b)(i)(R)(1)) within two (2) business days after becoming aware of such inaccuracy or change, and any such notification shall clearly identify the inaccuracy or change, it being understood that no such notification may cure any deficiencies or inaccuracies with respect to any prior submission by such Noticing Party.
(viii)    If (A) any Noticing Party or any Shareholder Associated Person provides notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to any proposed nominee and (B) (1) such Noticing Party or Shareholder Associated Person subsequently either (x) notifies the corporation that such Noticing Party or Shareholder Associated Person no longer intends to solicit proxies in support of the election or reelection of such proposed nominee in accordance with Rule 14a-19(b) under the Exchange Act or (y) fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the Exchange Act and (2) no other Noticing Party or Shareholder Associated Person that has provided notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to such proposed nominee (x) to the corporation’s knowledge, still intends to solicit proxies in support of the election or reelection of such proposed nominee in accordance with Rule 14a-19(b) under the Exchange Act and (y) has complied with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) under the Exchange Act, then the nomination of such proposed nominee shall be disregarded and no vote on the election of such proposed nominee shall occur (notwithstanding that proxies in respect of such vote may have been received by the corporation). Upon request by the corporation, if any Noticing Party or any Shareholder Associated Person provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such Noticing Party shall deliver to the Secretary, no later than five (5) business days prior to the applicable meeting date, reasonable evidence that the requirements of Rule 14a-19(a)(3) under the Exchange Act have been satisfied.
(ix)    Any Noticing Party or Proponent or any Shareholder Associated Person shall also comply with all applicable requirements of state law and the Exchange Act with respect to the matters set forth in this Section 1.12. Nothing in this Section 1.12 shall be deemed to affect any rights of (A) shareholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, (B) shareholders to request inclusion of nominees in the corporation’s proxy statement or other filing required pursuant to the Proxy Rules or (C) the holders of any series of preferred stock to elect Directors pursuant to any applicable provisions of the corporation’s charter.

ARTICLE 2
STOCK
2.1    Authorization and Issuance of Shares. In accordance with the Tennessee Business Corporation Act, the Board of Directors may authorize shares of any class or series provided for in the charter to be issued for any consideration valid under the provisions of the Tennessee Business Corporation Act. To the extent provided in the charter, the Board of Directors shall determine the preferences, limitations, and relative rights of the shares.
2.2    Stock Certificates. Except as set forth below with respect to uncertificated shares, the shares of the corporation shall be represented by certificates which shall be in such form as the Board of Directors shall from time to time adopt. Share certificates shall be numbered consecutively, shall be in registered form, shall indicate the date of issuance, the name of the corporation and that it is organized under the laws of the State of Tennessee, the name of the shareholder, and the number and class of shares and the designation of the series, if any, represented by the certificate. Each share certificate shall be signed (either manually or in facsimile,) by the Chair of the Board of Directors, the President or a Vice President, and by the Secretary, an Assistant Secretary, the Treasurer, or an Assistant Treasurer. No corporate seal need be affixed.
If the Board of Directors has authorized the issue of different classes of shares or different series within a class, the designations, relative rights, preferences and limitations for each class or series (and the authority of the Board of Directors to determine variations for future classes or series) will be summarized on the front or back of each certificate. Alternatively, each certificate will state on its front or back that the corporation will furnish the shareholder this information in writing, without charge, upon request.
The Board of Directors shall designate the classes of shares that may be represented by uncertificated shares and shall adopt procedures for the registration of transfers of uncertificated shares in lieu of the procedures set forth in these bylaws for certificated shares.
2.3    Shareholders of Record. The corporation shall keep a record of its shareholders, arranged by voting group (and within each voting group by class or series of shares) and giving the names and addresses of all shareholders and the number of shares held by each. After fixing a record date for a meeting, such record; listing in alphabetical order the shareholders as of the record date, shall be available for inspection by any shareholder, beginning two (2) business days after notice of the meeting is given and continuing through the meeting, at the corporation’s principal office or at a place identified in the meeting notice in the city where the meeting will be held.
2.4    Record Date With Regard to Shareholder Actions. For the purpose of determining shareholders entitled to notice of a shareholders’ meeting, to demand a special meeting, to vote, or to take any other action, the Board of Directors may fix a date as the record date, such date to be not more than seventy (70) days before the meeting or action requiring such determination of shareholders. A determination of shareholders entitled to notice of or to vote at a meeting of the shareholders is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than four (4) months after the date fixed for the original meeting. If no record date is fixed by the Board of Directors, the record date for any determination of shareholders which may be proper or required by law shall be the date on which notice of the meeting is mailed in case of a shareholders’ meeting; and the date on which any other action, the consummation of which requires a determination of shareholders, is taken.
2.5    Record Date With Regard to Distributions and Share Dividends. For the purpose of determining shareholders entitled to a distribution (other than one involving a repurchase or reacquisition of shares) or a share dividend, the Board of Directors may fix a date as the record date. If no record date is fixed by the Board of Directors, the record date shall be the date the Board of Directors authorizes the distribution or share dividend.
2.6    Rights of Corporation with Respect to Registered Owners. Prior to due presentation for transfer of registration of its shares, the corporation may treat the registered owner of the shares as the person exclusively entitled to vote such shares, to receive any share dividend or distribution with respect to such shares, and for all other purposes; and the corporation shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.
2.7    Transfer of Stock. The holder’s endorsement and delivery of a certificate representing shares of the corporation shall be effective as between the parties to transfer the shares; but in all other respects no transfer shall be valid until the certificate representing the shares transferred has been surrendered by the person named in the certificate, or by an attorney lawfully constituted in writing, to the transfer agent designated to transfer the shares of the corporation and cancelled and a new certificate issued to the transferee.
2.8    Lost Stolen or Destroyed Certificates. Any person claiming a share certificate to be lost, stolen or destroyed shall make an affidavit or affirmation of the fact in the manner required by the corporation and, if the corporation requires, shall give the corporation a bond of indemnity in form and amount, and with one or more sureties satisfactory to the corporation, as the corporation may require, whereupon an appropriate new certificate may be issued in lieu of the one alleged to have been lost, stolen or destroyed.
ARTICLE 3
DIRECTOR MEETINGS
3.1    Meetings of the Board of Directors and Committees. The Board of Directors shall hold an annual meeting each year, without call, immediately before or after the Annual Meeting of the Shareholders. The Board of Directors or any Officer so authorized by the Board of Directors may establish a date or dates on which regular meetings of the Board of Directors or any committee shall be held between annual meetings of the Board of Directors. A committee of the Board of Directors may meet on the dates so established or, if none, on the date set at its previous meeting or when earlier called by its Chair or by a majority of its members. Special meetings of the Board of Directors may be called at any time by the Chair of the Board of Directors, the President, the Secretary or any three Directors.

3.2    Place of Meetings. Meetings of the Board of Directors shall be held at any place either within or without the State of Tennessee that the Board of Directors may from time to time appoint by resolution or, if no resolution is in force, at the principal office of the corporation, or at such other place as shall have been designated in the notice of the meeting, or, in the event of a meeting held pursuant to waiver of notice, as set forth in the waiver.
3.3    Notice Requirements. No notice shall be required for any regularly scheduled meeting of the Directors. Notice of any special meeting, setting forth the date, time and place of the meeting, shall be given to each Director, not less than two (2) days before the meeting date, if sent by United States mail or commercial delivery company, or at least 24 hours before the meeting date, if sent by e-mail or facsimile or delivered in person, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances. The purpose of any regular or special meeting need not be specified in the notice or any waiver of notice. Such notice shall be in writing unless oral notice is reasonable under the circumstances and may be given by any usual means of communication, including in person; by telephone, telegraph, teletype, or other form of wire or wireless communication; or by mail or private carrier. Oral notice is effective when communicated if communicated in a comprehensible manner.
3.4    Waiver of Notice. A meeting may be held without notice if all Directors entitled to vote at the meeting are present at the meeting, or if notice is waived in writing by those not present either before or after the meeting. A Director may waive any required notice before or after the date and time stated in the notice. Such waiver must be in writing, signed by the Director and filed with the Minutes or Corporate records, except that a Director’s attendance at or participation in a meeting waives any required notice to him of such meeting unless the Director at the beginning of the meeting (or promptly upon his arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.
3.5    Quorum. Unless a greater number is required by the charter, these bylaws, or the Tennessee Business Corporation Act, a majority of the number of Directors prescribed pursuant to Section 4.2 of these bylaws shall constitute a quorum for the transaction of business. The presence of a majority of the members of a committee of the Board of Directors shall be required for the transaction of business.
3.6    Voting. Unless a greater number is required by the charter, these bylaws, or the Tennessee Business Corporation Act, the affirmative vote of a majority of the members present at a meeting at which a quorum is present shall be the act of the Board of Directors or any committee.
3.7    Presumption of Assent. A Director who is present at a meeting of the Board of Directors, or any committee thereof, when corporate action is taken shall be deemed to have assented to the action taken unless: (a) he objects at the beginning of the meeting (or promptly upon his arrival) to holding it or transacting business at the meeting; (b) his dissent or abstention from such action is entered in the minutes of the meeting; or (c) he submits written notice of his dissent or abstention to the presiding officer of the meeting before the adjournment of the meeting or shall deliver or send such dissent by registered or certified mail to the Secretary promptly after the adjournment of the meeting. Such right to dissent or abstain shall not apply to a Director who voted in favor of such action. A Director who is absent from a meeting of the Board of Directors, or any committee thereof, at which such action is taken shall be presumed to have assented to the action unless he shall deliver or send by registered or certified mail his dissent or abstention from such action to the Secretary or shall cause such dissent or abstention to be filed with the minutes of the proceedings of the Board of Directors or committee within a reasonable time after learning of such action.
3.8    Action by Consent. Unless the charter or these bylaws provide otherwise, the Board of Directors or any committee designated by the Board of Directors may take action which the Board of Directors or committee is required or permitted to take without a meeting by written consent, setting forth the action taken, signed in one or more counterparts by all of the Directors or committee members, as the case may be, and indicating each signing Director’s vote or abstention on the action. Such written consents shall be included in the minutes or filed with the corporate records reflecting the action taken. The affirmative vote of the number of Directors that would be necessary to authorize or take such action at a meeting is the act of the Board of Directors.
3.9    Telephone Meeting Allowed. Participation by members of the Board of Directors or any committee designated by the Board of Directors in any telephone meeting of the Board of Directors or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can simultaneously hear each other shall be permitted. Participation in such a meeting pursuant to this Section 3.9 shall constitute presence in person at such meeting. The Directors shall be promptly furnished a copy of the minutes of any meeting held under this Section 3.9.
3.10    Adjournments. Whether or not a quorum is present to organize a meeting, any meeting of Directors (including an adjourned meeting) may be adjourned by a majority of the Directors present, to reconvene at a specific time and place. At any reconvened meeting any business may be transacted that could have been transacted at the meeting that was adjourned. If notice of the adjourned meeting was properly given, it shall not be necessary to give any notice of the reconvened meeting or of the business to be transacted, if the date, time and place of the reconvened meeting are announced at the meeting that was adjourned.
ARTICLE 4
DIRECTORS
4.1    Qualifications and General Powers. Members of the Board of Directors need not be shareholders of the corporation and need not be residents of the State of Tennessee. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the Board of Directors. In addition to the powers and authority expressly conferred upon it by these bylaws, the Board of Directors may exercise all powers of the corporation and do all lawful acts and things that are not by law, by the charter or by these bylaws directed or required to be exercised or done by the shareholders.

4.2    Number. As provided in the charter of the corporation, the number of Directors of the corporation shall be not less than three nor more than fifteen. The exact number of Directors within such minimum and maximum shall be fixed or changed from time to time solely by a resolution adopted by an affirmative vote of either (a) at least two-thirds (2/3) of the total number of Directors then in office or (b) holders of at least two-thirds (2/3) of the total issued and outstanding shares of the corporation’s stock entitled to vote in the election of Directors.
4.3    Classification, Terms and Election. The Directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the actual number of Directors constituting the entire Board of Directors. Directors of each class were elected at the 1989 Annual Meeting of the Shareholders, Class I Directors for a one-year term, Class II Directors for a two-year term, and Class III Directors for a three-year term. At each succeeding Annual Meeting of the Shareholders, successors to the class of Directors whose term expires at that Annual Meeting of the Shareholders shall be elected or re-elected for a three-year term. Except as provided in Section 4.6, a Director shall be elected by the affirmative vote of the holders of a majority of the total issued and outstanding shares of the corporation’s stock represented at the Annual Meeting of the Shareholders and entitled to vote in the election of Directors. If the number of Directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible. In no case shall a decrease in the number of Directors have the effect of shortening the term of an incumbent Director. If the number of Directors is increased, and any newly created directorships are filled by the Board of Directors, there shall be no classification of additional Directors elected by the Board of Directors until the next meeting of the shareholders called for the purpose of electing Directors. Each Director shall serve until his successor is elected and qualified or until his earlier resignation, retirement, disqualification, removal from office or death.
4.4    Resignation. Any Director may resign at any time by giving notice in writing or by electronic transmission to the Chair of the Board, the President or the Secretary. Such resignation shall take effect upon receipt thereof or at any later time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
4.5    Removal. The entire Board of Directors or any individual Director may be removed from office only for cause by the affirmative vote of the holders of at least two-thirds (2/3) of the total issued and outstanding shares of the corporation’s stock entitled to vote in the election of Directors at any meeting of the shareholders in which notice of such purpose has been given.
4.6    Vacancies in Board of Directors. A vacancy on the Board of Directors, however occurring, whether by increase in the number of Directors, resignation, retirement, disqualification, removal from office, death or otherwise, may be filled, until the next election of Directors by the shareholders, by the affirmative vote of at least two-thirds (2/3) of the total number of Directors then remaining in office, even if they constitute less than a quorum of the Board of Directors.

4.7    Election of Directors by Holders of Preferred Stock. Notwithstanding any of the foregoing provisions in this Article 4, whenever the holders of any one or more classes of preferred stock or series thereof issued by the corporation shall have the right, voting separately by class or series, to elect Directors at an annual or special meeting of shareholders, the number of such Directors, and the election, term of office, filling of vacancies and other features of each such directorship, shall be governed by the terms of the charter or any designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions upon any such class of preferred stock or series thereof issued pursuant to subparagraph 6B of the charter (collectively, a “Preferred Stock Designation”), and such Directors so elected shall not be divided into classes pursuant to this Article 4.
4.8    Committees. The Board of Directors by resolution may designate from among its members an executive committee and one or more other committees, each consisting of one or more Directors, and may delegate to such committee or committees all such authority of the Board of Directors that it deems desirable, subject to limitations set forth in the charter, these bylaws, or the Tennessee Business Corporation Act. The committee shall report any action taken to the meeting of the Board of Directors next following the taking of such action, unless the Board of Directors otherwise requires. The Board of Directors may designate one or more Directors as alternate members of any such committee, who may replace any absent member or members at any meeting of the committee. Each such committee, and each member of each such committee, shall serve at the pleasure of the Board of Directors. The designation of any such committee and the delegation thereto of authority shall not relieve any Director of any responsibility imposed by law. So far as applicable, the provisions of these bylaws and of the Tennessee Business Corporation Act relating to the Board of Directors and its deliberations shall be applicable to any committee of the Board of Directors.
4.9    Compensation. Unless the charter provides otherwise, the Board of Directors may determine from time to time the compensation, if any, Directors may receive for their services as Directors. A Director may also serve the corporation in a capacity other than that of Director and receive compensation, as determined by the Board of Directors, for services rendered in any other capacity; provided, however, that the Board of Directors shall have the number of “Independent Directors” as may be required for listing of the corporation’s shares on the NASDAQ National Market System.
ARTICLE 5
OFFICERS
5.1    Titles of Officers. The corporation shall have a Chair of the Board of Directors, a President, one or more Vice Presidents as determined or designated by the Board of Directors, a Secretary and such other officers as are appointed by the Board of Directors. One person may be elected to more than one office, except that the offices of President and Secretary may not be held by the same person.
5.2    Election. All officers shall be elected or appointed at the annual meeting of the Board of Directors or at any special meeting of the Board of Directors.

5.3    Term of Office. Each officer shall serve at the pleasure of the Board of Directors and until his successor has been elected or appointed and qualified.
5.4    Resignation and Removal. An officer may resign at any time by delivering notice to the corporation. Such resignation is effective when such notice is delivered unless such notice specifies a later effective date. Any officer may be removed by the Board of Directors at any time with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer shall not of itself create contract rights.
5.5    Chair of the Board of Directors. The Chair of the Board of Directors, if one is elected, shall, unless otherwise provided by the Board of Directors, be the Chief Executive Officer of the corporation, and shall be considered an officer of the corporation for purposes of these bylaws and for all other purposes.
5.6    Duties. The Secretary of the corporation (the “Secretary”) shall be the officer responsible for preparing Minutes of Directors’ and shareholders’ meetings and for authenticating records of the corporation. All officers as between themselves and the corporation shall have such authority and perform such duties in the management of the corporation, in addition to those described in these bylaws, as usually appertain to such officers of corporations for profit, except as may be otherwise prescribed by the Board of Directors.
5.7    Compensation. The Board of Directors shall fix the compensation, or provide for fixing the compensation, of all officers of the corporation. The authority to fix the compensation of all officers of the corporation may be delegated to a committee of the Board of Directors.
5.8    Bonds. The Board of Directors by resolution may require any or all of the officers, agents or employees of the corporation to give bonds to the corporation, with sufficient surety or sureties, conditioned on the faithful performance of the duties of their respective offices or positions, and to comply with any other conditions as from time to time may be required by the Board of Directors.
ARTICLE 6
INDEMNIFICATION
6.1    Definitions.
(a)    “Corporation” for purposes of this Article 6 includes (i) any domestic or foreign predecessor entity of the corporation in a merger or other transaction in which the predecessor’s existence ceased on consummation of the transaction and (ii) subsidiaries of the corporation.
(b)    “Director” for purposes of this Article 6 means an individual who is or was a Director of the corporation or an individual who, while a Director of the corporation, is or was serving at the corporation’s request as a Director, Officer, Partner, Trustee, Employee, or Agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. A Director is considered to be serving an employee benefit plan at the corporation’s request if his duties to the corporation also impose duties on or otherwise involve services by him to the plan or to participants in or beneficiaries of the plan. “Director” includes, unless the context requires otherwise, the estate or personal representative of a Director.
(c)    “Expenses” includes counsel fees.
(d)    “Liability” means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.
(e)    “Officer” for purposes of this Article 6 means an individual who is or was an Officer of the corporation or an individual who, while an Officer of the corporation, is or was serving at the corporation’s request as a Director, Officer, Partner, Trustee, Employee, or Agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. An Officer is considered to be serving an employee benefit plan at the corporation’s request if his duties to the corporation also impose duties on or otherwise involve services by him to the plan or to participate in or beneficiaries of the plan. “Officer” includes, unless the context requires otherwise, the estate or personal representative of an Officer.
(f)    “Official capacity” means, when used with respect to a Director, the office of a Director of the corporation; when used with respect to an Officer, the office in the corporation held by such Officer; when used with respect to an Employee or Agent, the employment or agency relationship undertaken by the Employee or Agent on behalf of the corporation. The term “official capacity” does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise.
(g)    “Party” includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.
(h)    “Proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.
(i)    “Reviewing party” shall mean the person or persons making the entitlement determination pursuant to Section 6.5 below, include a court making any determination hereunder.
6.2    Basic Indemnification.
(a)    Except as provided in Section 6.2(d) below, the corporation may indemnify any Director or Officer in the event such person is made a party to a proceeding because he is or was a Director or Officer against liability incurred in the proceeding if (i) he conducted himself in good faith; (ii) he reasonably believed, in the case of conduct in his official capacity, that his conduct was in the corporation’s best interests, and, in all other cases, that his conduct was at least not opposed to the corporation’s best interests, and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

(b)    A person’s conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of Section 6.2(a)(ii).
(c)    The termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, be determinative that the proposed indemnitee did not meet the standard of conduct set forth in Section 6.2(a).
(d)    The corporation shall not, unless ordered by a court pursuant to Section 6.6 below, indemnify a person under this Article 6 in connection with (i) a proceeding by or in the right of the corporation in which such person was adjudged liable to the corporation, or (ii) any proceeding charging improper personal benefit to the person, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that he improperly received a personal benefit.
6.3    Mandatory Indemnification.
The corporation shall indemnify a Director or Officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director or officer of the corporation against reasonable expenses incurred by him in connection with the proceeding.
6.4    Advances for Expenses.
(a)    The corporation shall pay for or reimburse the reasonable expenses incurred by a Director or Officer as a party to a proceeding in advance of final disposition of the proceeding if: (i) such person furnishes the corporation a written affirmation of his good faith belief that he has met the standard of conduct set forth in Section 6.2(a) above; (ii) such person furnishes the corporation a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he is not entitled to indemnification; and (iii) a determination is made by the reviewing party that the facts then known to it would not preclude indemnification under this Article 6.
(b)    The undertaking required by Section 6.4(a)(ii) above must be an unlimited general obligation of the Director or Officer but need not be secured and shall be accepted without reference to financial ability to make repayment.
(c)    Determinations under this Section 6.4 shall be made in the manner specified, in Section 6.5 below.
6.5    Authorization of and Determination of Entitlement to Indemnification.
(a)    The corporation may not indemnify a person under Section 6.2 unless authorized in the specific case after a determination has been made that indemnification of such person is permissible in the circumstances because he has met the standard of conduct set forth in Section 6.2(a).

(b)    The determination that indemnification is permissible shall be made: (i) by the Board of Directors of the corporation by majority vote of a quorum consisting of Directors not at the time parties to the proceeding; (ii) if a quorum cannot be obtained under subparagraph (i), by majority vote of a committee duly designated by the Board of Directors (in which designation Directors who are parties may participate), consisting solely of two or more Directors not at the time parties to the proceeding; (iii) by independent special legal counsel: (A) selected by the Board of Directors or its committee in the manner prescribed in subparagraph (i) or (ii); or (B) if a quorum of the Board of Directors cannot be obtained under subparagraph (i) and a committee cannot be designated under subparagraph (ii), selected by a majority vote of the full Board of Directors (in which selection Directors who are parties may participate); or (iv) by the shareholders, provided that shares owned by or voted under the control of proposed indemnitees who are at the time parties to the proceeding may not be voted on the determination.
(c)    Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under Section 6.5(b)(iii) to select counsel.
6.6    Court-Ordered Indemnification. If a Director or Officer is a party to a proceeding, he may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court considers necessary, may order indemnification if it determines that: (i) such person is entitled to mandatory indemnification under Section 6.3, in which case the court shall also order the corporation to pay such person’s reasonable expenses incurred to obtain court-ordered indemnification; or (ii) such person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he met the standard of conduct set forth in Section 6.2(a) above or was adjudged liable as described in Section 6.2(d), but if he was adjudged so liable his indemnification is limited to reasonable expenses incurred.
6.7    Indemnification of Employees and Agents. The corporation may indemnify and advance expenses under this Article 6 to an employee or agent of the corporation who is not a director or officer to the same extent as to a Director or Officer.
6.8    Limitations on Indemnification. Nothing in this Article 6 shall require or permit indemnification of or on behalf of any person if a judgment or other final adjudication adverse to such person establishes his liability: (i) for any breach of such person’s duty of loyalty to the corporation or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or (iii) under Section 48-18-304 of the Tennessee Business Corporation Act (or any successor provision thereof).
6.9    Liability Insurance. The corporation may purchase and maintain on behalf of a person who is or was a Director, Officer, Employee or Agent of the corporation, or who, while serving as a Director, Officer, Employee or Agent of the corporation, is or was serving at the request of the corporation as a Director, Officer, Partner, Trustee, Employee or Agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by him in that capacity arising from his status as a Director, Officer, Employee or Agent, whether or not the corporation would have the power to indemnify him against the same liability under Sections 48-18-502 or 48-18-503 of the Tennessee Business Corporation Act or under Sections 6.2 or 6.3 of this Article 6.
6.10    Non-Exclusivity of Indemnification and Advancement of Expenses.
(a)    The indemnification and advancement of expenses provided by or granted pursuant to this Article 6 shall not be deemed to be exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled, whether by application of the Tennessee Business Corporation Act, the charter of the corporation, the corporation’s bylaws, resolution of the Directors or shareholders of the corporation, or an agreement providing for such indemnification; provided, however that no indemnification may be made to or on behalf of any person if a judgment or other final adjudication adverse to such person establishes his liability: (i) for any breach of such person’s duty of loyalty to the corporation or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law; or (iii) under Section 48-18-304 of the Tennessee Business Corporation Act (or any successor provision thereof).
(b)    Subject to the limitations set forth in subparagraph (a) above, the Board of Directors or the shareholders of the corporation may from time to time adopt resolutions providing for indemnification of Directors, Officers, Employees or Agents, or the corporation may from time to time enter into agreements with any such persons providing for indemnification, which indemnification need not be coextensive or consistent with the indemnification or advancement of expenses permitted by these bylaws.
(c)    This Article 6 shall not limit the corporation’s power to pay or reimburse expenses incurred by a person in connection with his appearance as a witness in a proceeding at a time when he was not a named defendant in or respondent to the proceeding.
6.11    Severability. In the event that any of the provisions of this Article 6 (including any provision within a single paragraph, subparagraph, division or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions of this Article 6 shall remain enforceable to the fullest extent permitted by law.
ARTICLE 7
MISCELLANEOUS
7.1    Seal. The corporation may have a corporate seal which may be altered at the corporation’s pleasure; but the presence or absence of such seal on any instrument, or its addition thereto, shall not affect its character or validity or legal effect in any respect.
7.2    Stock in Other Companies. In the absence of other arrangement by the Board of Directors, the President of the corporation may vote, endorse for transfer or take any other action necessary with respect to shares of stock and securities issued by any other corporation and owned by this corporation; and he may make, execute and deliver any proxy, waiver or consent with respect thereto.

7.3    Offices and Agent. The corporation shall maintain a registered office in the State of Tennessee and shall have a registered agent whose business office is identical to the registered office. In addition to its registered office, the corporation may have offices at any other place or places, within or without the State of Tennessee, as the Board of Directors may from time to time select or as the business of the corporation may require or make desirable.
ARTICLE 8
AMENDMENT
Subject to provisions to the contrary in the charter or these bylaws, these bylaws may be altered, amended or repealed, and new bylaws may be adopted, by the shareholders or by the Board of Directors. Any bylaw adopted by the Board of Directors may be amended or repealed by the shareholders. The resulting bylaws may contain any provision for the regulation and management of business of the corporation not inconsistent with law and the charter. Any amendment of the charter inconsistent with these bylaws shall operate to amend the bylaws pro tanto, and those bylaws or parts of bylaws which merely summarize or restate the provisions of the charter or the provisions of the Tennessee Business Corporation Act or other law applicable to the corporation shall be operative with respect to the corporation only so far as they are descriptive of existing law and of the charter as amended.
ARTICLE 9
TENNESSEE CONTROL SHARE ACQUISITION ACT
All control share acquisitions (as such term is defined in Section 48-35-302 of the Tennessee Business Corporation Act) in respect of any capital stock of this corporation are governed by and subject to the provisions of the Tennessee Control Share Acquisition Act, including Sections 48-35-308 and 48-35-309 of the Tennessee Business Corporation Act, and all amendments thereto; provided, however, in the event any provision of the Tennessee Control Share Acquisition Act is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions of the Tennessee Control Share Acquisition Act shall apply to all control share acquisitions in respect of any capital stock of this corporation.
This Article 9 can only be amended by a two-thirds (2/3) vote of the Board of Directors or a majority of the shares of the corporation’s stock then issued and outstanding entitled to vote in the election of Directors.
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